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                                              EXHIBIT 2
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
                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
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                      Smith Barney Fund Management LLC, an investment advisor in accordance with
                                        Section 240.13d -1(b) (1)(ii)(E)

                         Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the securities filed for in this Schedule 13G.



                    Date: February 11, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary

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